EXHIBIT 99.1
News Release

Contact:
L. Nash Allen, Jr.	Gary C. Bonds
Treasurer and Chief Financial Officer	Senior Vice President and Controller
662/680-2330	662/680-2332
BancorpSouth Reports Third Quarter 2006 Earnings per Diluted Share of $0.38,
Up 31.0% from $0.29 for Third Quarter 2005
TUPELO, Miss., Oct. 19, 2006/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the third quarter and nine months ended September 30, 2006.
     Highlights of the third quarter of 2006 included:
•	Growth in earnings per diluted share to $0.38 for the third quarter of 2006, an increase of 31.0 percent from $0.29 for the third quarter of 2005.

•	A 9.6 percent increase in loans and leases, net of unearned interest, compared to the third quarter of 2005.

•	An increase in the net interest margin for the third quarter to 3.66 percent from 3.61 percent for the third quarter of 2005, representing the seventh consecutive comparable quarter expansion.

•	A reduction in annualized net charge-offs to 0.07 percent of average loans for the third quarter from 0.27 percent for the third quarter of 2005 and 0.18 percent for the second quarter of 2006.

•	An increase of 18.4 percent in insurance commission revenues, marking the third consecutive quarter of growth since the hurricane-affected third and fourth quarters of 2005.

•	Further geographic expansion, with the opening of a full-service bank office in Destin, Florida during the third quarter, which marks the Company’s entry into Florida, the seventh state in which it conducts operations. In addition, after the quarter’s end, BancorpSouth expanded its insurance operations to a fourth state with the opening of an office in Mobile, Alabama, and the bank announced the opening of a loan production office in Lafayette, Louisiana.
Third Quarter 2006 Summary Results
BancorpSouth’s net income increased 34.0 percent for the third quarter of 2006 to $30.6 million from $22.9 million for the third quarter of 2005. Net income per diluted share for the third quarter of 2006 increased 31.0 percent to $0.38 from $0.29 for the third quarter of 2005.
The Company’s earnings growth for the third quarter of 2006 when compared with the third quarter of 2005 included a net pre-tax negative impact of $4.3 million related to changes in value of the Company’s mortgage servicing asset. In addition, the Company’s earnings for the third quarter of 2005 included a pre-tax negative impact of $12.8 million related to Hurricane Katrina.
Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, remarked, “BancorpSouth achieved solid results for the third quarter of 2006. We produced our strongest rates of growth in our loan portfolio and in insurance commission revenues since the third quarter of 2005, when our results began to be affected by Hurricane Katrina. Credit quality remained very sound during the latest quarter, with a continued low level of net charge-offs. We generated a comparable quarter increase in net interest margin in spite of a difficult interest rate environment. We are also pleased to be continuing our geographic expansion strategy by entering attractive growth markets with new services both within our existing footprint and in our new Florida market.”
Net Interest Revenue
Interest revenue for the third quarter of 2006 increased 23.6 percent, or $33.5 million, to $175.2 million from $141.8 million for the third quarter of 2005 and increased 4.7 percent from $167.4 million for the second quarter of 2006. Interest expense increased 47.8 percent, or $25.5 million, to $78.8 million for the third quarter of 2006 from $53.3 million for the third quarter of 2005 and 12.4 percent from $70.2 million for the second quarter of 2006.
The average taxable equivalent yield on earning assets increased to 6.58 percent for the third quarter of 2006 from 5.74 percent for the third quarter of 2005 and 6.39 percent for the second quarter of 2006. The average rate paid on interest bearing liabilities was 3.49 percent for the third quarter of 2006, compared with 2.54 percent for the third quarter of 2005 and 3.17 percent for the second quarter of 2006.
Net interest revenue increased 9.0 percent to $96.4 million for the third quarter of 2006 from $88.4 million for the third quarter of 2005 and declined 0.8 percent from $97.2 million for the second quarter of 2006. Net interest margin was 3.66 percent for the third quarter of 2006 compared with 3.61 percent for the third quarter of 2005 and 3.75 percent for the second quarter of 2006.

Patterson continued, “The growth in our net interest revenue and net interest margin for the third quarter of 2006 versus the comparable prior-year period reflected the beneficial impact of the same conservative asset/liability management strategies that have produced improvement in our net interest margin for the previous six comparable quarter periods. With longer-term interest rates moderating during the third quarter compared with the second quarter of 2006, increased pressure on asset yields limited our ability to match the rise in average rate paid on interest bearing liabilities. As a result, we experienced a slight sequential quarter decline in net interest revenue and net interest margin for the third quarter from the second quarter of 2006. We will continue to adjust our asset/liability strategies to manage the impact of changing interest rates within the framework of our established asset/liability management guidelines.”
Deposit and Loan Activity
Total assets at September 30, 2006 increased 7.2 percent to $11.9 billion from $11.1 billion at September 30, 2005. Total deposits grew 2.9 percent to $9.5 billion at September 30, 2006 from $9.2 billion at September 30, 2005. Loans and leases, net of unearned interest, increased 9.6 percent to $7.8 billion at September 30, 2006 from $7.1 billion at September 30, 2005.
“We were pleased with our loan growth rate for the quarter,” said Patterson. “It is the highest quarterly rate we’ve achieved since the second quarter last year. Loan demand on the Mississippi Gulf Coast is growing but remains relatively low. Loan demand in most of our more urban markets, especially those into which we have expanded in recent years, has continued to increase, reflecting a growing economy. The impact of higher interest rates since the third quarter of 2005 was evident in our deposit mix for the latest quarter. Although noninterest bearing demand deposits increased 6.7% for the quarter, interest bearing demand deposits declined 4.4% as consumers sought higher yields. This transition was partially responsible for the 6.2% increase in savings and other time deposits for the recent quarter compared with the third quarter of 2005.”
Provision for Credit Losses and Allowance for Credit Losses
For the third quarter of 2006, the provision for credit losses was $2.5 million, a decline of 82.8 percent compared with $14.7 million for the third quarter of 2005, and 29.6 percent from $3.6 million for the second quarter of 2006. For the third quarter of 2005, $10.4 million of the provision for credit losses were related to the impact of Hurricane Katrina. Annualized actual net charge-offs were 0.07 percent of average loans and leases for the third quarter of 2006 compared with 0.27 percent for the third quarter of 2005 and 0.18 percent for the second quarter of 2006.
Non-performing loans and leases increased 5.1 percent nominally to $25.1 million, or 0.32 percent of loans and leases, at September 30, 2006, from $23.9 million, or 0.34 percent of loans and leases, at September 30, 2005, and 2.9 percent from $24.4 million, or 0.32 percent of loans and leases, at June 30, 2006. The allowance for credit losses was 1.25 percent of loans and leases at September 30, 2006, compared with 1.43 percent of loans and leases at September 30, 2005, and 1.27 percent of loans and leases at June 30, 2006.

Patterson commented, “Credit quality remains a key operating metric for BancorpSouth, and we are pleased with the continuing improvements we have achieved. With annualized charge-offs for the quarter at a rate of less than one-tenth of one percent, our allowance for credit losses remained a double-digit multiple of our rate of annualized charge-offs for the quarter and the year to date.”
Noninterest Revenue
Noninterest revenue increased 2.2 percent to $49.2 million for the third quarter of 2006 from $48.2 million for the third quarter of 2005. As previously noted, these results include the impact of a $4.3 million net decline in mortgage revenue related to changes in the value of BancorpSouth’s mortgage servicing asset for the third quarter of 2006 compared with the third quarter of 2005. Excluding this decline, noninterest revenue expanded 11.4 percent for the third quarter of 2006 compared with the third quarter of 2005.
“We achieved record quarterly insurance commission revenues for the third quarter of 2006, as our organic growth increased these revenues by 18.4% compared with the third quarter of 2005,” said Patterson. “We are continuing to experience significant growth related to the aftermath of Hurricane Katrina in our Mississippi insurance operations, which are headquartered in Gulfport, as well as in our Louisiana insurance operations, which are headquartered in Baton Rouge. Through the opening of our new insurance operation in Mobile, Alabama we believe we have positioned BancorpSouth to participate in a more meaningful way in the long-term growth opportunities inherent in the rebuilding of the Gulf Coast.”
Noninterest Expense
Noninterest expense increased 10.2 percent to $98.7 million for the third quarter of 2006 from $89.5 million for the third quarter of 2005 and increased 0.3 percent from $98.3 million for the second quarter of 2006. The growth in noninterest expense primarily resulted from additional salaries, employee benefits and occupancy expense associated with the acquisition of American State Bank Corporation and the opening of seven new loan production offices and seven new full-service branch bank offices since the end of the third quarter last year.
Capital Management
BancorpSouth did not repurchase any of its common stock during the third quarter of 2006. Previously, the Company has repurchased 735,500 shares under the stock repurchase plan authorized in April 2005 for the repurchase of up to three million shares. Combined with the shares repurchased under earlier plans, BancorpSouth has repurchased approximately 11.3 million shares of its common stock as of the end of the third quarter of 2006, or approximately 13.4 percent of the shares outstanding when the original share repurchase program was initiated in 2001. BancorpSouth will continue to evaluate additional share repurchases under the April 2005 plan, which authorizes these repurchases during a two-year period expiring April 30, 2007.

Summary
Patterson concluded, “BancorpSouth’s operating and financial performance for the third quarter and first nine months of 2006 demonstrates the continuing potential we have for further long-term profitable growth. Through a consistent expansion strategy, we are well positioned in attractive growth markets in our core six-state franchise, and in Florida we have just established our initial presence in one of the fastest growing states in the country. In addition to the normal growth we anticipate our broad mid-South market to generate in an expanding economy, the rebuilding of the Gulf Coast region represents a long-term growth opportunity for BancorpSouth of unprecedented scale for our organization. With the many significant opportunities before us, we believe it is more important than ever to adhere to our conservative operating philosophies and our customer-centric service culture that have driven our history of growth in earnings and shareholder value.”
Conference Call
BancorpSouth will conduct a conference call to discuss its second quarter results tomorrow, October 20, 2006, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements may include, without limitation, statements relating to the ability of the mid-South market to generate growth in an expanding economy, the importance of adhering to our conservative operating philosophies and our customer focused service culture, growth opportunities for our financial services as the Gulf Coast rebuilds, repurchases under our common stock repurchase plan, our role in rebuilding and contributing to growth of the Gulf Coast and our ability to participate in long-term growth opportunities in the Mississippi Gulf Coast area.
We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements due to a variety of factors. These factors may include, but are not limited to, the rate of economic recovery in the region affected by Hurricane Katrina, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations affecting financial service companies in general, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth’s operating or expansion strategy, geographic concentration of BancorpSouth’s assets, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of

BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify, close and effectively integrate potential acquisitions, the ability of BancorpSouth to expand geographically and enter fast-growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi with approximately $11.9 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 282 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Tennessee and Texas.

BancorpSouth, Inc.
Selected Financial Data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
(Dollars in thousands, except per share amounts)
Earnings Summary:
Net interest revenue	$96,398	$88,441	$289,548	$263,288
Provision for credit losses	2,526	14,725	2,252	22,492
Noninterest revenue	49,234	48,163	155,604	145,105
Noninterest expense	98,661	89,513	293,013	269,777

Income before income taxes	44,445	32,366	149,887	116,124
Income tax provision	13,818	9,507	46,016	35,730

Net income	$30,627	$22,859	$103,871	$80,394

Earning per share: Basic	$0.39	$0.29	$1.31	$1.03

Diluted	$0.38	$0.29	$1.31	$1.02

Balance sheet data at September 30:
Total assets			$11,859,942	$11,065,258
Total earning assets			10,747,814	10,093,364
Loans and leases, net of unearned income			7,773,682	7,091,063
Allowance for credit losses			97,391	101,067
Total deposits			9,492,374	9,221,267
Common shareholders’ equity			1,031,359	940,878
Book value per share			13.03	12.02

Average balance sheet data:
Total assets	$11,810,572	$10,892,408	$11,778,913	$10,853,207
Total earning assets	10,719,354	9,964,477	10,692,252	9,925,937
Loans and leases, net of unearned income	7,668,909	7,070,963	7,506,656	6,979,161
Total deposits	9,447,788	9,045,611	9,579,602	9,034,266
Common shareholders’ equity	1,017,859	934,915	995,576	926,098

Non-performing assets at September 30:
Non-accrual loans and leases			$6,289	$8,103
Loans and leases 90+ days past due			16,859	13,539
Restructured loans and leases			1,952	2,240
Other real estate owned			11,808	15,357
Net charge-offs as a percentage of average loans (annualized)	0.07%	0.27%	0.11%	0.25%

Performance ratios (annualized):
Return on average assets	1.03%	0.83%	1.18%	0.99%
Return on common equity	11.94%	9.70%	13.95%	11.61%
Net interest margin	3.66%	3.61%	3.71%	3.64%
Average shares outstanding — basic	79,104,471	78,223,549	79,154,443	78,216,092
Average shares outstanding — diluted	79,577,609	78,570,139	79,552,314	78,559,901

BancorpSouth, Inc.
Consolidated Balance Sheet
(Unaudited)

	September 30,
			%
	2006	2005	Change
	(Dollars in thousands)
Assets
Cash and due from banks	$377,005	$370,403	1.78%
Interest bearing deposits with other banks	7,231	15,431	(53.14%)
Held-to-maturity securities, at amortized cost	1,684,483	1,255,874	34.13%
Available-for-sale securities, at fair value	1,184,976	1,455,856	(18.61%)
Trading securities, at fair value	—	1,983	N/A
Federal funds sold and securities purchased under agreement to resell	20,851	194,186	(89.26%)
Loans and leases	7,819,408	7,122,212	9.79%
Less: Unearned income	(45,726)	(31,149)	46.80%
Allowance for credit losses	(97,391)	(101,067)	(3.64%)

Net loans and leases	7,676,291	6,989,996	9.82%
Loans held for sale	76,590	78,970	(3.01%)
Premises and equipment, net	281,349	240,141	17.16%
Accrued interest receivable	92,099	71,046	29.63%
Goodwill	143,700	109,239	31.55%
Other assets	315,367	282,133	11.78%

Total Assets	$11,859,942	$11,065,258	7.18%

Liabilities
Deposits:
Demand: Noninterest bearing	$1,753,566	$1,643,309	6.71%
Interest bearing	2,775,033	2,902,527	(4.39%)
Savings	728,168	711,909	2.28%
Other time	4,235,607	3,963,522	6.86%

Total deposits	9,492,374	9,221,267	2.94%
Federal funds purchased and securities sold under agreement to repurchase	715,108	499,552	43.15%
Other short-term borrowings	200,000	—	N/A
Accrued interest payable	37,349	25,821	44.65%
Junior subordinated debt securities	144,847	138,145	4.85%
Long-term debt	136,096	137,594	(1.09%)
Other liabilities	102,809	102,001	0.79%

Total Liabilities	10,828,583	10,124,380	6.96%
Shareholders’ Equity
Common stock	197,828	195,685	1.10%
Capital surplus	112,644	84,456	33.38%
Accumulated other comprehensive income (loss)	(13,879)	(10,313)	34.58%
Retained earnings	734,766	671,050	9.49%

Total Shareholders’ Equity	1,031,359	940,878	9.62%

Total Liabilities & Shareholders’ Equity	$11,859,942	$11,065,258	7.18%

BancorpSouth, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Quarter Ended					Year To Date
	Sept 2006	Jun 2006	Mar 2006	Dec 2005	Sept 2005	Sept 2006	Sept 2005
INTEREST REVENUE:
Loans and leases	$143,712	$134,569	$127,200	$121,243	$115,800	$405,481	$329,479
Deposits with other banks	295	176	141	177	166	612	417
Federal funds sold and securities purchased under agreement to resell	609	976	2,846	3,052	1,061	4,431	1,649
Held-to-maturity securities:
Taxable	16,107	16,048	14,323	10,461	9,160	46,478	28,377
Tax-exempt	2,017	2,077	1,887	1,696	1,667	5,981	4,822
Available-for-sale securities:
Taxable	10,405	11,389	10,904	11,048	11,761	32,698	38,271
Tax-exempt	1,215	1,276	1,363	1,400	1,481	3,854	4,649
Loans held for sale	878	871	1,238	920	686	2,987	2,275

Total interest revenue	175,238	167,382	159,902	149,997	141,782	502,522	409,939

INTEREST EXPENSE:
Deposits	62,964	57,430	53,133	47,970	44,790	173,527	123,127
Federal funds purchased and securities sold under agreement to repurchase	8,498	6,549	5,902	4,896	3,692	20,949	8,443
Other	7,378	6,182	4,938	4,861	4,859	18,498	15,081

Total interest expense	78,840	70,161	63,973	57,727	53,341	212,974	146,651

Net interest revenue	96,398	97,221	95,929	92,270	88,441	289,548	263,288
Provision for credit losses	2,526	3,586	(3,860)	1,975	14,725	2,252	22,492

Net interest revenue, after provision for credit losses	93,872	93,635	99,789	90,295	73,716	287,296	240,796

NONINTEREST REVENUE:
Mortgage lending	41	3,720	3,176	2,191	4,207	6,937	7,382
Service charges	17,354	17,489	15,450	15,852	15,860	50,293	46,997
Trust income	2,344	2,325	2,016	2,412	2,161	6,685	6,054
Security gains, net	9	17	10	11	20	36	461
Insurance commissions	17,556	16,411	17,445	14,411	14,830	51,412	45,187
Other	11,930	13,638	14,673	18,831	11,085	40,241	39,024

Total noninterest revenue	49,234	53,600	52,770	53,708	48,163	155,604	145,105

NONINTEREST EXPENSES:
Salaries and employee benefits	58,453	58,376	57,573	53,959	52,173	174,402	157,992
Occupancy, net of rental income	8,598	7,759	7,442	7,133	6,751	23,799	20,004
Equipment	5,896	5,822	5,763	5,592	5,501	17,481	16,588
Other	25,714	26,387	25,230	25,642	25,088	77,331	75,193

Total noninterest expenses	98,661	98,344	96,008	92,326	89,513	293,013	269,777

Income before income taxes	44,445	48,891	56,551	51,677	32,366	149,887	116,124
Income tax expense	13,818	13,392	18,806	16,871	9,507	46,016	35,730

Net income	$30,627	$35,499	$37,745	$34,806	$22,859	$103,871	$80,394

Net income per share: Basic	$0.39	$0.45	$0.48	$0.44	$0.29	$1.31	$1.03

Diluted	$0.38	$0.45	$0.47	$0.44	$0.29	$1.31	$1.02

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2006
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$7,723,076	$145,396	7.47%
Held-to-maturity securities:
Taxable	1,521,496	16,107	4.20%
Tax-exempt	185,576	3,103	6.63%
Available-for-sale securities:
Taxable	1,124,841	10,406	3.67%
Tax-exempt	102,493	1,869	7.24%
Short-term investments	61,872	904	5.79%

Total interest earning assets and revenue	10,719,354	177,785	6.58%
Other assets	1,189,529
Less: allowance for credit losses	(98,311)

Total	$11,810,572

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$2,771,419	$15,514	2.22%
Savings	741,102	2,089	1.12%
Other time	4,236,396	45,361	4.25%
Short-term borrowings	922,735	10,920	4.70%
Junior subordinated debt	144,847	2,968	8.13%
Long-term debt	136,229	1,988	5.79%

Total interest bearing liabilities and expense	8,952,728	78,840	3.49%
Demand deposits - noninterest bearing	1,698,871
Other liabilities	141,114

Total liabilities	10,792,713
Shareholders’ equity	1,017,859

Total	$11,810,572

Net interest revenue		$98,945

Net interest margin			3.66%
Net interest rate spread			3.09%
Interest bearing liabilities to interest earning assets			83.52%
Net interest tax equivalent adjustment		$2,547

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2005
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$7,134,292	$117,099	6.51%
Held-to-maturity securities:
Taxable	1,055,292	9,160	3.44%
Tax-exempt	143,832	2,565	7.08%
Available-for-sale securities:
Taxable	1,371,425	11,761	3.40%
Tax-exempt	127,041	2,278	7.12%
Short-term investments	132,595	1,228	3.67%

Total interest earning assets and revenue	9,964,477	144,091	5.74%
Other assets	1,023,258
Less: allowance for credit losses	(95,327)

Total	$10,892,408

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$2,843,192	$10,673	1.49%
Savings	718,875	1,458	0.80%
Other time	3,978,600	32,659	3.26%
Short-term borrowings	519,901	3,757	2.87%
Junior subordinated debt	138,145	2,781	7.99%
Long-term debt	137,716	2,013	5.80%

Total interest bearing liabilities and expense	8,336,429	53,341	2.54%
Demand deposits - noninterest bearing	1,504,944
Other liabilities	116,120

Total liabilities	9,957,493
Shareholders’ equity	934,915

Total	$10,892,408

Net interest revenue		$90,750

Net interest margin			3.61%
Net interest rate spread			3.20%
Interest bearing liabilities to interest earning assets			83.66%
Net interest tax equivalent adjustment		$2,309

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	September 30, 2006
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$7,569,732	$410,681	7.25%
Held-to-maturity securities:
Taxable	1,512,148	46,478	4.11%
Tax-exempt	183,591	9,202	6.70%
Available-for-sale securities:
Taxable	1,174,969	32,698	3.72%
Tax-exempt	109,511	5,930	7.24%
Short-term investments	142,301	5,042	4.74%

Total interest earning assets and revenue	10,692,252	510,031	6.38%
Other assets	1,185,114
Less: allowance for credit losses	(98,453)

Total	$11,778,913

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$2,926,723	$43,916	2.01%
Savings	752,693	5,826	1.03%
Other time	4,184,075	123,784	3.96%
Short-term borrowings	768,293	24,638	4.29%
Junior subordinated debt	144,847	8,826	8.15%
Long-term debt	136,605	5,984	5.86%

Total interest bearing liabilities and expense	8,913,236	212,974	3.20%
Demand deposits - noninterest bearing	1,716,111
Other liabilities	153,990

Total liabilities	10,783,337
Shareholders’ equity	995,576

Total	$11,778,913

Net interest revenue		$297,057

Net interest margin			3.71%
Net interest rate spread			3.18%
Interest bearing liabilities to interest earning assets			83.36%
Net interest tax equivalent adjustment		$7,509

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	September 30, 2005
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$7,049,618	$333,488	6.32%
Held-to-maturity securities:
Taxable	1,073,473	28,378	3.53%
Tax-exempt	139,909	7,418	7.09%
Available-for-sale securities:
Taxable	1,449,220	38,271	3.53%
Tax-exempt	132,451	7,153	7.22%
Short-term investments	81,266	2,065	3.40%

Total interest earning assets and revenue	9,925,937	416,773	5.61%
Other assets	1,020,612
Less: allowance for credit losses	(93,342)

Total	$10,853,207

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$2,835,907	$27,250	1.28%
Savings	744,098	4,516	0.81%
Other time	3,988,451	91,361	3.06%
Short-term borrowings	500,855	9,164	2.45%
Junior subordinated debt	138,145	8,307	8.04%
Long-term debt	138,087	6,053	5.86%

Total interest bearing liabilities and expense	8,345,543	146,651	2.35%
Demand deposits - noninterest bearing	1,465,810
Other liabilities	115,756

Total liabilities	9,927,109
Shareholders’ equity	926,098

Total	$10,853,207

Net interest revenue		$270,122

Net interest margin			3.64%
Net interest rate spread			3.26%
Interest bearing liabilities to interest earning assets			84.08%
Net interest tax equivalent adjustment		$6,834